Exhibit 10.6

Loan Agreement

Among

William Wei Huang

Qiuping Huang

and

Shanghai Free Trade Zone GDS Management Co., Ltd.

Date: April 13, 2016

Loan Agreement

This Loan Agreement (the “Agreement”) is entered into on April 13, 2016 in Shanghai, China by and among the following parties:

William Wei Huang, a citizen of the People’s Republic of China (ID Card No.: 31010719671101125x);

Qiuping Huang, a citizen of the People’s Republic of China (ID Card No.: 31010719611116122x);

William Wei Huang and Qiuping Huang hereinafter are collectively referred to as the “Borrowers”.

Shanghai Free Trade Zone GDS Management Co., Ltd., a wholly foreign owned enterprise duly incorporated under the laws of the People’s Republic of China, with legal address at Room 4056, 4th Floor, 173 Meisheng Road, China (Shanghai) Pilot Free Trade Zone, China (the “Lender”).

(In this Agreement, the above parties are referred to individually as a “Party” and collectively as the “Parties”.)

Whereas:

1.                          Beijing Wanguo Chang’an Science & Technology Co., Ltd. (“GDS Beijing”) is a limited liability company duly incorporated under PRC laws, with legal address at Room A-0155, Floor 2, Building 3, Compound 30, Shixing Avenue, Shijingshan Park, Zhongguancun Science Park, Beijing, and a registered capital of RMB 300,100,000. The Borrowers are the shareholders of GDS Beijing;

2.                          The Borrowers intend to obtain necessary financial support from the Lender to expand the business of GDS Beijing;

3.                          Now therefore, for the purpose of setting out rights and obligations of the Borrowers and the Lender regarding loan arrangement, the Parties herein agree as follows:

Article 1 Terms and Definitions

1.1                   Unless otherwise specified in this Agreement or in cases where the context demands a different interpretation, the terms used in this Agreement shall have the following meanings:

“Loan” refers to the Renminbi loan offered by the Lender to the Borrowers;

“Debt” refers to the outstanding balance under the Loan;

“Repayment Notice” has the meaning as stipulated in Article 4.1 of this Agreement;

“Repayment Application” has the meaning as stipulated in Article 4.2 of this Agreement;

“Effective Date” refers to the date first above written on which the Parties execute this Agreement;

“PRC”, for the purpose of this Agreement, refers to the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.

1.2                   The terms referred to herein shall have the following meanings:

“Article” shall, unless otherwise stipulated in this Agreement, be construed as an article of this Agreement;

“Taxes and Fees” shall be construed so as to include any tax, fee, tariff or other charges of similar nature (including but not limited to, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the such).

The “Lender” and the “Borrowers” shall be construed so as to include the successors and assignees as permitted by the Parties based on their respective interests.

1.3                   Unless otherwise provided, any reference herein to this Agreement or any other agreements or documents shall be construed as the referral to the amendments, variations, substitutions or supplements as are already made or may be from time to time made to this Agreement or such other agreements or documents, as the case may be.

1.4                   The headings hereof have been inserted for convenience of reference only.

1.5                   Unless the context otherwise requires, the words importing the plural shall include the singular and vice versa.

Article 2 Amount and Interest Rate of the Loan

2.1                   The Parties hereby acknowledge that, upon the execution of this Agreement, the Lender shall provide a loan with a principal amount of RMB 300,100,000 to the Borrowers, including the principal amount advanced to William Wei Huang of RMB 300,000,000, and the principal amount advanced to Qiuping Huang of RMB 100,000.

2.2                   The interest rate of the Loan hereunder is nil, i.e., no interest is accrued thereupon.

Article 3 Purpose

The Borrowers shall use the Loan under this Agreement only for business expansion of GDS Beijing.

Article 4 Repayment

4.1                   The Lender may, at its own absolute discretion, at any time request that the Debt be discharged, in whole or in part, by the Borrowers, upon a 30-day prior repayment notice to the Borrowers (the “Repayment Notice”). The Lender may request that the Borrowers repay the Debt in whole or in part in the following methods pursuant to the preceding provision:

a)                 Repay the Debt in full by purchasing or designating a third party to purchase the corresponding equity interest held by the Borrowers in GDS Beijing at such a price equivalent to the amount of the Debt requested to be discharged, provided that the ratio of the equity interest to be so purchased to the equity interest held by the Borrowers in GDS Beijing shall be equivalent to the ratio of the Debt required to be discharged to the principal amount of the Loan borrowed by the Borrowers hereunder.; or

b)                 in other ways determined by resolutions passed by the board of directors of the Lender in accordance with its articles of association and the stipulations of applicable laws and regulations.

4.2                   The Borrowers may at any time request to repay the Debt, in whole or in part, by servicing a 30-day prior repayment application (the “Repayment Application”) to the Lender. In such case, Borrowers may discharge its Debt by transferring to the Lender the equity interest in GDS Beijing in the amount equal to the Debt amount to be discharged by the Borrowers, or by the methods recognized by the Lender pursuant to the aforesaid Article 4.1, in whole or in part. In the former situation, the Lender shall have the right to purchase or to designate a third party to purchase part of the equity interest held by the Borrowers in GDS Beijing at such a price equivalent to the amount of the Debt to be discharged by the Borrowers, provided that the ratio of the equity interest to be so purchased to the equity interest held by the Borrowers in GDS Beijing shall be equivalent to that of the Debt required to be discharged to the principal amount of the Loan borrowed by the Borrowers hereunder; or

4.3                   Upon the expiration of the 30-day period set forth in the Repayment Notice or the Repayment Application, as the case may be, the Borrowers being requested or applied to repay the Debt shall discharge the Debt in accordance with the repayment method specified in the Repayment Notice, or by any other methods determined by a resolution passed by the board of directors of the Lender in accordance with its articles of association and the stipulations of applicable laws and regulations, or by any other methods stipulated in this Agreement.

4.4                   When the Borrowers discharge the Debt pursuant to the above provisions of this Article IV, the Parties shall execute relevant written documents to acknowledge that the Debt has been absolutely discharged in accordance with the methods agreed upon in this Agreement.

Article 5 Taxes and Fees

All Taxes and Fees in connection with the Loan shall be borne by the Lender.

Article 6 Confidentiality

6.1                   Regardless of the termination of this Agreement, the Borrowers shall keep in confidential (i) the execution, performance and content of this Agreement, and (ii) Lender’s trade secrets, proprietary information and client information (the “Confidential Information”) learnt or received by the Borrowers in connection with the execution and performance of this Agreement. The Borrowers may use the Confidential Information solely for the performance of its obligations hereunder. Without the Lender’s written consent, the Borrowers shall not disclose such Confidential Information to any third party, otherwise such Borrower shall be held liable for breach of this Agreement and shall indemnify the Lender against all losses.

6.2                   Notwithstanding any other provisions herein, the effect of this Article 6 shall survive the suspension or termination of this Agreement.

Article 7 Notification

7.1                   Any communications made as required by or pursuant to this Agreement including notices, demands, requests and other correspondences shall be delivered to the recipient in writing.

7.2                   If any of such notices or other correspondences is transmitted by facsimile or telex, it shall be deemed delivered immediately upon transmission; if delivered in person, it shall be deemed delivered at the time of delivery; if sent by post, it shall be deemed delivered five (5) days after dispatch.

Article 8 Breach of Agreement

8.1                   The Borrowers hereby undertake that it will indemnify and hold harmless the Lender against any action, charge, claim, cost, harm, demand, fee, liability, loss and procedure suffered or incurred to Lender from the breach by the Borrowers of any of its obligations hereunder.

8.2                   Notwithstanding any other provisions herein, the effect of this Article shall survive the suspension or termination of this Agreement.

Article 9 Miscellaneous

9.1                   This Agreement is executed in triplicate (3 copies), with each Party holding one (1) copy.

9.2                   The conclusion, validity, performance, amendment, interpretation and termination of this Agreement shall be governed by the PRC laws.

9.3                   The Parties shall settle any dispute arising out of or relating to this Agreement through amicable negotiation. If any dispute cannot be resolved through negotiations within thirty (30) days, the dispute shall be referred to Beijing Arbitration Commission for arbitration in accordance with the commission’s arbitration rules. The seat of arbitration shall be Beijing. The arbitration award shall be final and binding upon the Parties. After arbitration award takes effect, any party shall have the right to apply for the enforcement of the arbitration award to a court with jurisdiction. The competent court shall have right to grant a provisional remedy on request by the disputing party, such as a judgment or an order to seize or freeze the breaching party’s properties or equity shares.

9.4                   Any right, power or remedy granted to a Party by any provision of this Agreement shall not exclude the Party from any right, power or remedy granted by other provisions of this Agreement; and any exercise of any right, power or remedy by a Party shall not preclude the Party from exercising other rights, powers or remedies.

9.5                   No failure or delay by any Party in exercising any right, power or remedy (“Such Rights”) provided by law or under this Agreement shall constitute a waiver of Such Rights and no single or partial waiver of any Such Rights shall preclude the exercise of any Such Rights in other means or the exercise of any other Such Rights.

9.6                   The headings hereof have been inserted for convenience of reference only, under no circumstances shall such headings be construed to affect the meaning, construction or effect of this Agreement.

9.7                   The provisions of this Agreement are severable and independent to one another. If at any time one or several articles herein shall be deemed invalid, illegal or unenforceable, the validity, legality or enforceability of other provisions herein shall not be affected thereby.

9.8                   Any amendment and supplement of this Agreement shall be made in writing and duly executed by the Parties herein before taking effect.

9.9                   The Borrowers shall not assign its rights and/or obligations hereunder to any third party without the prior written consent of the Lender, while the Lender shall have the right to assign its rights and/or obligations hereunder to its designated third party upon notifying the other Parties.

9.10            This Agreement is binding on the lawful successors and assignees of the Parties.

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In witness whereof, this Loan Agreement is executed by and among the following parties on the date and at the place first above written.

Borrower:

William Wei Huang

Signature:	/s/ William Wei Huang

Qiuping Huang

Signature:	/s/ Qiuping Huang

Lender:

Shanghai Free Trade Zone GDS Management Co., Ltd.

(Seal)

Signature:	/s/ William Wei Huang
Authorized representative: William Wei Huang
Title: Legal Representative